UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2006

ICEWEB, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27865	13-2640971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 Van Buren Street, Herndon, Virginia 20170

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  703-964-8000

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8.

Item 8.01  Other Events.

On June 19, 2006, the Company, through its wholly-owned subsidiary, Iceweb Online, Inc., signed and executed a marketing and distribution agreement with CompUSA Incorporated:

a.   Obligations.  Under the terms of the agreement, CompUSA agreed to resell IceWEB products and services, in particular the IceMAIL Hosted Microsoft Exchange service in stores and through their business services website. IceWEB agreed to provide marketing, training and promotional support to CompUSA. In addition, IceWEB will process all service orders per the agreement, and provide technical support.

b.   Equity.  In addition to the standard business terms of the agreement related to product and services sales, IceWEB has agreed to provide CompUSA an equity stake in the company in return for marketing assistance of $350,000. CompUSA has the opportunity to earn additional equity if certain criteria in Exhibit B of the agreement are met. The following items will be provided by CompUSA as part of the equity agreement:

1.   Quarterly Email blast to CompUSA customers.

2.   Inclusion in the CompUSA Business Services Catalog.

3.   Placement on the CompUSA Business Services Website.

4.   Banner Advertising on the CompUSA Business Services Website, the timing, placement and frequency to be set by CompUSA its sole discretion.

5.   Marketing collateral “stuffer” included in the CompUSA Credit Card Monthly Bill at least 3 times per year.

6.   Inclusion in the CompUSA Store Stuffer.

7.   IceMAIL marketing brochure folders displayed on the CompUSA Business Services Counters in each store where available.

c.   Term of Agreement.  The agreement shall continue in force for two (2) years commencing on the Effective Date, unless terminated earlier under related provisions of the agreement.

d.  Entire Agreement.  The entire agreement is attached.

Section 9.

Item 9.01  Financial Statements and Exhibits.

10.1	Retailer Marketing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICEWEB, INC.

Date: June 21, 2006	By:	/s/ John R. Signorello
John R. Signorello,
Chairman and CEO